UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2024

M-TRON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On May 7, 2024, M-tron Industries, Inc. reported its financial results for the three months ended March 31, 2024. A copy of the press release containing this information is furnished as Exhibit 99.1 hereto and is incorporated by reference in this Item 2.02.

As previously announced, MtronPTI will host an Investor Day on Wednesday May 8, 2024 at 10:00am ET at the New York Stock Exchange to provide shareholders, analysts and other stakeholders with an in-depth look into MtronPTI’s strategic direction, financial performance, and operational highlights.

The live presentation can be accessed using meeting information below or via MtronPTI's investor relations website at https://ir.mtronpti.com under Events and Presentations.
Link to Meeting:	https://us06web.zoom.us/j/89452383127?pwd=EJoIUqevYjlVMPuxFn4U1uFBbQ6RUz.1
Meeting ID:	894 5238 3127
Passcode:	800589

Item 7.01.	Regulation FD Disclosure

On May 7, 2024, MtronPTI made available a slide presentation that will accompany the Investor Day presentation described above in Item 2.02. These slides are available on MtronPTI's investor relations website at https://ir.mtronpti.com.

A copy of the presentation is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release dated May 7, 2024

99.2	M-tron Industries, Inc. Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2024	M-TRON INDUSTRIES, INC.

	By:	/s/ Linda M. Biles
		Name:	Linda M. Biles
		Title:	Executive Vice President - Finance